EXHIBIT 4.1

PROUROCARE MEDICAL INC.

AMENDED AND RESTATED 2002 STOCK PLAN

Amended and restated as of March 27, 2008

1.  Purpose.

The purpose of the Amended and Restated 2002 Stock Plan (the “Plan”) of Pro Uro Care Medical Inc. (the “Company”) is to increase stockholder value and to advance the interests of the Company by furnishing a variety of economic incentives (“Incentives”) designed to attract, retain and motivate employees. Incentives may consist of opportunities to purchase or receive shares of Common Stock, $0.00001 par value, of the Company (“Common Stock”), monetary payments or both on terms determined under this Plan.

2.  Administration.

The Plan shall be administered by the Board of Directors or by a stock option or compensation committee (the “Committee”) of the Board of Directors of the Company. The Committee shall consist of not less than two directors of the Company and shall be appointed from time to time by the board of directors of the Company. Each member of the Committee shall be a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, and the regulations promulgated thereunder (the “1934 Act”). The Committee shall have complete authority to award Incentives under the Plan, to interpret the Plan, and to make any other determination which it believes necessary and advisable for the proper administration of the Plan. The Committee’s decisions and matters relating to the Plan shall be final and conclusive on the Company and its participants. If at any time there is no stock option or compensation committee, the term “Committee”, as used in the Plan, shall refer to the Board of Directors.

3.  Eligible Participants.

Officers of the Company, other employees of the Company or its subsidiaries or affiliates, members of the Board of Directors, and consultants or other independent contractors who provide services to the Company or its subsidiaries or affiliates shall be eligible to receive Incentives under the Plan when designated by the Committee. Participants may be designated individually or by groups or categories (for example, by pay grade) as the Committee deems appropriate. Participation by officers of the Company or its subsidiaries or affiliates and any performance objectives relating to such officers must be approved by the Committee. Participation by others and any performance objectives relating to others may be approved by groups or categories (for example, by pay grade) and authority to designate participants who are not officers and to set or modify such targets may be delegated.

4.  Types of Incentives.

Incentives under the Plan may be granted in any one or a combination of the following forms:

(a) incentive stock options and non-statutory stock options (section 6);

(b) stock appreciation rights (“SARs”) (section 7);

(c) stock awards (section 8);

(d) restricted stock (section 8); and

(e) performance shares (section 9)

5.  Shares Subject to the Plan.

5.1.  Number of Shares. Subject to adjustment as provided in Section 11.6, the number of shares of Common Stock which may be issued under the Plan shall not exceed 150,000 shares of Common Stock, subject to approval by the stockholders of the Company at the next meeting of stockholders.

5.2.  Cancellation. To the extent that cash in lieu of shares of Common Stock is delivered upon the exercise of an SAR pursuant to Section 7.4, the Company shall be deemed, for purposes of applying the limitation on the number of shares, to have issued the greater of the number of shares of Common Stock which it was entitled to issue upon such exercise or on the exercise of any related option. In the event that a stock option or SAR granted hereunder expires or is terminated or canceled unexercised as to any shares of Common Stock, such shares may again be issued under the Plan either pursuant to stock options, SARs or otherwise. In the event that shares of Common Stock are issued as restricted stock or pursuant to a stock award and thereafter are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such forfeited and reacquired shares may again be issued under the Plan, either as restricted stock, pursuant to stock awards or otherwise. The Committee may also determine to cancel, and agree to the cancellation of, stock options in order to make a participant eligible for the grant of a stock option at a lower price than the option to be canceled.

5.3.  Type of Common Stock. Common Stock issued under the Plan in connection with stock options, SARs, performance shares, restricted stock or stock awards, may be authorized and unissued shares.

6.  Stock Options.

A stock option is a right to purchase shares of Common Stock from the Company.  The Committee may designate whether an option is to be considered an incentive stock option or a non-statutory stock option.  To the extent that any incentive stock option granted under the Plan ceases for any reason to qualify as an “incentive stock option” for purposes of Section 422 of the Code, such incentive stock option will continue to be outstanding for purposes of the Plan but will thereafter be deemed to be a non-statutory stock option.  Each stock option granted by the Committee under this Plan shall be subject to the following terms and conditions:

6.1   Price.  The option price per share shall be determined by the Committee, but shall not be less than the Fair Market Value of the Common Stock subject to the option on the date of grant. The option price per share shall be subject to adjustment under Section 11.6.

6.2.  Number. The number of shares of Common Stock subject to the option shall be determined by the Committee, subject to adjustment as provided in Section 11.6. The number of shares of Common Stock subject to a stock option shall be reduced in the same proportion that the holder thereof exercises a SAR if any SAR is granted in conjunction with or related to the stock option.

6.3.  Duration and Time for Exercise. Subject to earlier termination as provided in Section 11.4, the term of each stock option shall be determined by the Committee but shall not exceed ten years and one day from the date of grant. Each stock option shall become exercisable at such time or times during its term as shall be determined by the Committee at the time of grant. The Committee may accelerate the exercisability of any stock option. Subject to the foregoing and with the approval of the Committee, all or any part of the shares of Common Stock with respect to which the right to purchase has accrued may be purchased by the Company at the time of such accrual or at any time or times thereafter during the term of the option.

6.4.  Manner of Exercise.  Subject to the conditions contained in this Plan and in the agreement with the recipient evidencing such option, a stock option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased and accompanied by the full purchase price for such shares.  The exercise price shall be payable:  (a) in United States dollars upon exercise of the option and may be paid by cash, uncertified or certified check, or bank draft; (b) at the discretion of the Committee, by delivery of shares of Common Stock already owned by the participant in payment of all or any part of the exercise price, which shares shall be valued for this purpose at the Fair Market Value of the Common Stock on the date such option is exercised; or (c) at the discretion of the Committee, by instructing the Company to withhold from the shares of Common Stock issuable upon exercise of the stock option shares of Common Stock in payment of all or any part of the exercise price and/or any related withholding-tax obligations, which shares shall be valued for this purpose at the Fair Market Value or in such other manner as may be authorized from time to time by the Committee.  Any shares of Common Stock delivered by a participant pursuant to clause (b) above, must have been held by the participant for a period of not less than six (6) months prior to the exercise of the option, unless otherwise determined by the Committee.  Prior to the issuance of shares of Common Stock upon the exercise of a stock option, a participant shall have no rights as a stockholder with respect to the shares of Common Stock issuable under such stock option.  Except as otherwise provided in the Plan, no adjustment will be made for dividends or distributions declared as of a record date preceding the date on which a participant becomes the holder of record of shares of Common Stock acquired upon exercise of a stock option, except as the Committee may determine in its sole discretion.

6.5.  Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options which are intended to qualify as Incentive Stock Options (as such term is defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”)):

(a) The aggregate Fair Market Value (determined as of the time the option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any participant during any calendar year (under all of the Company’s plans) shall not exceed $100,000.

(b) Any Incentive Stock Option certificate authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the options as Incentive Stock Options.

(c) All Incentive Stock Options must be granted within ten years from the earlier of the date on which this Plan was adopted by board of directors or the date this Plan was approved by the stockholders.

(d) Unless sooner exercised, all Incentive Stock Options shall expire no later than 10 years after the date of grant.

(e) The option price for Incentive Stock Options shall be not less than the Fair Market Value of the Common Stock subject to the option on the date of grant.

(f) If Incentive Stock Options are granted to any participant who, at the time such option is granted, would own (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation, (i) the option price for such Incentive

Stock Options shall be not less than 110% of the Fair Market Value of the Common Stock subject to the option on the date of grant and (ii) such Incentive Stock Options shall expire no later than five years after the date of grant.

7.  Stock Appreciation Rights.

An SAR is a right to receive, without payment to the Company, a number of shares of Common Stock, cash or any combination thereof, the amount of which is determined pursuant to the formula set forth in Section 7.4. An SAR may be granted (a) with respect to any stock option granted under this Plan, either concurrently with the grant of such stock option or at such later time as determined by the Committee (as to all or any portion of the shares of Common Stock subject to the stock option), or (b) alone, without reference to any related stock option. Each SAR granted by the Committee under this Plan shall be subject to the following terms and conditions:

7.1       Number; Exercise Price.  Each SAR granted to any participant shall relate to such number of shares of Common Stock as shall be determined by the Committee, subject to adjustment as provided in Section 11.6.  In the case of an SAR granted with respect to a stock option, the number of shares of Common Stock to which the SAR pertains shall be reduced in the same proportion that the holder of the option exercises the related stock option.  The exercise price of an SAR will be determined by the Committee, in its discretion, at the date of grant but may not be less than one hundred percent (100%) of the Fair Market Value of one share of Common Stock on the date of grant.

7.2.  Duration. Subject to earlier termination as provided in Section 11.4, the term of each SAR shall be determined by the Committee but shall not exceed ten years and one day from the date of grant. Unless otherwise provided by the Committee, each SAR shall become exercisable at such time or times, to such extent and upon such conditions as the stock option, if any, to which it relates is exercisable. The Committee may in its discretion accelerate the exercisability of any SAR.

7.3.  Exercise. An SAR may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of SARs which the holder wishes to exercise. Upon receipt of such written notice, the Company shall, within 90 days thereafter, deliver to the exercising holder certificates for the shares of Common Stock or cash or both, as determined by the Committee, to which the holder is entitled pursuant to Section 7.4.

7.4.  Payment. Subject to the right of the Committee to deliver cash in lieu of shares of Common Stock (which, as it pertains to officers and directors of the Company, shall comply with all requirements of the 1934 Act), the number of shares of Common Stock which shall be issuable upon the exercise of an SAR shall be determined by dividing:

(a) the number of shares of Common Stock as to which the SAR is exercised multiplied by the amount of the appreciation in such shares (for this purpose, the “appreciation” shall be the amount by which the Fair Market Value of the shares of Common Stock subject to the SAR on the exercise date exceeds (1) in the case of an SAR related to a stock option, the purchase price of the shares of Common Stock under the stock option or (2) in the case of an SAR granted alone, without reference to a related stock option, an amount which shall be determined by the Committee at the time of grant, subject to adjustment under Section 11.6); by

(b) the Fair Market Value of a share of Common Stock on the exercise date.

In lieu of issuing shares of Common Stock upon the exercise of a SAR, the Committee may elect to pay the holder of the SAR cash equal to the Fair Market Value on the exercise date of any or all of the shares which would otherwise be issuable. No fractional shares of Common Stock shall be issued upon the exercise of an SAR; instead, the holder of the SAR shall be entitled to receive a cash adjustment equal to the same fraction of the Fair Market Value of a share of Common Stock on the exercise date or to purchase the portion necessary to make a whole share at its Fair Market Value on the date of exercise.

8.  Stock Awards and Restricted Stock.

A stock award consists of the transfer by the Company to a participant of shares of Common Stock, without other payment therefor, as additional compensation for services to the Company. A share of restricted stock consists of shares of Common Stock which are sold or transferred by the Company to a participant at a price determined by the Committee (which price shall be at least equal to the minimum price required by applicable law for the issuance of a share of Common Stock) and subject to restrictions on their sale or other transfer by the participant. The transfer of Common Stock pursuant to stock awards and the transfer and sale of restricted stock shall be subject to the following terms and conditions:

8.1.  Number of Shares. The number of shares to be transferred or sold by the Company to a participant pursuant to a stock award or as restricted stock shall be determined by the Committee.

8.2.  Sale Price. The Committee shall determine the price, if any, at which shares of restricted stock shall be sold to a participant, which may vary from time to time and among participants and which may be below the Fair Market Value of such shares of Common Stock at the date of sale.

8.3.  Restrictions. All shares of restricted stock transferred or sold hereunder shall be subject to such restrictions as the Committee may determine, including, without limitation any or all of the following:

(a) a prohibition against the sale, transfer, pledge or other encumbrance of the shares of restricted stock, such prohibition to lapse at such time or times as the Committee shall determine (whether in annual or more frequent installments, at the time of the death, disability or retirement of the holder of such shares, or otherwise);

(b) a requirement that the holder of shares of restricted stock forfeit, or (in the case of shares sold to a participant) resell back to the Company at his or her cost, all or a part of such shares in the event of termination of his or her employment or consulting engagement during any period in which such shares are subject to restrictions;

(c) such other conditions or restrictions as the Committee may deem advisable.

8.4.  Escrow. In order to enforce the restrictions imposed by the Committee pursuant to Section 8.3, the participant receiving restricted stock shall enter into an agreement with the Company setting forth the conditions of the grant. Shares of restricted stock shall be registered in the name of the participant and deposited, together with a stock power endorsed in blank, with the Company. Each such certificate shall bear a legend in substantially the following form:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF COMMON STOCK REPRESENTED BY IT ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING CONDITIONS OF FORFEITURE) CONTAINED IN THE 2002 STOCK PLAN OF PRO URO CARE INC. (THE “COMPANY”), AND AN AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND

THE COMPANY. A COPY OF THE PLAN AND THE AGREEMENT IS ON FILE IN THE OFFICE OF THE SECRETARY OF THE COMPANY.

8.5.  End of Restrictions. Subject to Section 11.5, at the end of any time period during which the shares of restricted stock are subject to forfeiture and restrictions on transfer, such shares will be delivered free of all restrictions to the participant or to the participant’s legal representative, beneficiary or heir.

8.6.  Stockholder. Subject to the terms and conditions of the Plan, each participant receiving restricted stock shall have all the rights of a stockholder with respect to shares of stock during any period in which such shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares. Dividends paid in cash or property other than Common Stock with respect to shares of restricted stock shall be paid to the participant currently.

9.  Performance Shares.

A performance share consists of an award which shall be paid in shares of Common Stock, as described below. The grant of performance share shall be subject to such terms and conditions as the Committee deems appropriate, including the following:

9.1.  Performance Objectives. Each performance share will be subject to performance objectives for the Company or one of its operating units to be achieved by the end of a specified period. The number of performance shares granted shall be determined by the Committee and may be subject to such terms and conditions, as the Committee shall determine. If the performance objectives are achieved, each participant will be paid in shares of Common Stock or cash. If such objectives are not met, each grant of performance shares may provide for lesser payments in accordance with formulas established in the award.

9.2.  Not Stockholder. The grant of performance shares to a participant shall not create any rights in such participant as a stockholder of the Company, until the payment of shares of Common Stock with respect to an award.

9.3.  No Adjustments. No adjustment shall be made in performance shares granted on account of cash dividends which may be paid or other rights which may be issued to the holders of Common Stock prior to the end of any period for which performance objectives were established.

9.4.  Expiration of Performance Share. If any participant’s employment or consulting engagement with the Company is terminated for any reason other than normal retirement, death or disability prior to the achievement of the participant’s stated performance objectives, all the participant’s rights on the performance shares shall expire and terminate unless otherwise determined by the Committee. In the event of termination of employment or consulting by reason of death, disability, or normal retirement, the Committee, in its own discretion may determine what portions, if any, of the performance shares should be paid to the participant.

10.           Change of Control.

10.1         Change in Control.  For purposes of this Section 10, a “Change in Control” of the Company will mean the following:

(a)           The purchase or other acquisition by any one person, or more than one person acting as a group, of stock of the Company that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total combined value or total combined voting power of all classes of stock issued by the Company; provided, however, that if any one person or more than one person acting as a group is considered to own more than fifty percent (50%) of the total combined value or total combined voting power of such stock, the acquisition of additional stock by the same person or persons shall not be considered a Change of Control;

(b)           A merger or consolidation to which the Company is a party if the individuals and entities who were shareholders of the Company immediately prior to the effective date of such merger or consolidation have, immediately following the effective date of such merger or consolidation, beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of less than fifty percent (50%) of the total combined voting power of all classes of securities issued by the surviving entity for the election of directors of the surviving corporation;

(c)           Any one person, or more than one person acting as a group, acquires or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons, direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of stock of the Company constituting more than thirty (30%) of the total combined voting power of all classes of stock issued by the Company;

(d)           The purchase or other acquisition by any one person, or more than one person acting as a group, of substantially all of the total gross value of the assets of the Company during the twelve-month period ending on the date of the most recent purchase or other acquisition by such person or persons.  For purposes of this Section 2(d), “gross value” means the value of the assets of the Company or the value of the assets being disposed of, as the case may be, determined without regard to any liabilities associated with such assets;

(e)           A change in the composition of the Board of the Company at any time during any consecutive twelve (12) month period such that the “Continuity Directors” cease for any reason to constitute at least a majority of the Board. For purposes of this event, “Continuity Directors” means those members of the Board who either:

(1)           were directors at the beginning of such consecutive twelve (12) month period; or

(2)           were elected by, or on the nomination or recommendation of, at least a majority of the then-existing Board of Directors.

In all cases, the determination of whether a Change of Control Event has occurred shall be made in accordance with Code Section 409A and the regulations, notices and other guidance of general applicability issued thereunder.

10.2.    Acceleration of Incentives.  Without limiting the authority of the Committee under the Plan, if a Change in Control of the Company occurs whereby the acquiring entity or successor to the Company does not assume the Incentives or replace them with substantially equivalent incentive awards, then, unless otherwise provided by the Committee in its sole discretion in the agreement evidencing an Incentive at the time of grant, as of the date of the Change of Control:  (a) all outstanding options and SARs will vest and will become immediately exercisable in full and will remain exercisable for the remainder of their respective terms, regardless of whether the participant to whom such options or SARs have been granted remains in the employ or service of the Company or any subsidiary of the Company or any acquiring entity or successor to the Company; (b) the restrictions on all shares of restricted stock awards shall lapse immediately; and (c) all performance shares shall be deemed to be met and payment made immediately.

10.3.    Cash Payment for Options.  If a Change in Control of the Company occurs, then the Committee, if approved by the Committee in its sole discretion either in an agreement evidencing an option at the time of grant or at any time after the grant of an option, and without the consent of any participant affected thereby, may determine that:

(a)       some or all participants holding outstanding stock options will receive, with respect to some or all of the shares of Common Stock subject to such options, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the excess of the Fair Market Value of such shares immediately prior to the effective date of such Change in Control of the Company over the exercise price per share of such options; and

(b)       any options as to which, as of the effective date of any such Change in Control, the Fair Market Value of the shares of Common Stock subject to such options is less than or equal to the exercise price per share of such options, shall terminate as of the effective date of any such Change in Control.

If the Committee makes a determination as set forth in subparagraph (a) of this Section 10.3, then, as of the effective date of any such Change in Control of the Company, such options will terminate as to such shares and the participants formerly holding such options will only have the right to receive such cash payment(s).  If the Committee makes a determination as set forth in subparagraph (b) of this Section 10.3, then, as of the effective date of any such Change in Control of the Company, such options will terminate, become void and expire as to all unexercised shares of Common Stock subject to such options on such date, and the participants formerly holding such options will have no further rights with respect to such options.

11.           General.

11.1.   Effective Date. The Plan will become effective upon its approval by the affirmative vote of the holders of a majority of the voting power of the shares of the Company’s Common Stock present and entitled to vote at a meeting of the stockholders. Unless approved within one year after the date of the Plan’s adoption by the board of directors, the Plan shall not be effective for any purpose.

11.2.   Duration. The Plan shall remain in effect until all Incentives granted under the Plan have either been satisfied by the issuance of shares of Common Stock or the payment of cash or been terminated under the terms of the Plan and all restrictions imposed on shares of Common Stock in connection with their issuance under the Plan have lapsed. No Incentives may be granted under the Plan after the tenth anniversary of the date the Plan is approved by the stockholders of the Company.

11.3     Non-Transferability of Incentives.  No Incentive Stock Option, SAR, restricted stock or performance award may be transferred, pledged or assigned by the holder thereof (except, in the event of the holder’s death, by will or the laws of descent and distribution to the limited extent provided in the Plan or the Incentive, or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder), and the Company shall not be required to recognize any attempted assignment of such rights by any participant.  Incentive Stock Options transferred (except as permitted in the preceding sentence) will continue to be outstanding for purposes of the Plan but will thereafter be deemed to be a non-qualified stock option.  Non-qualified stock options may be transferred by the holder thereof only to such holder’s spouse, children, grandchildren or parents (collectively, the “Family Members”), to trusts for the benefit of Family Members, to partnerships or limited liability companies in which Family Members are the only partners or shareholders, or to entities exempt from federal income taxation pursuant to Section 501(c)(3) of the Code.  During a participant’s lifetime, a stock option may be exercised only by him or her, by his or her guardian or legal representative or by the transferees permitted by this Section 11.3.

11.4     Effect of Termination or Death.  In the event that a participant ceases to be an employee of or consultant to the Company, or the participant’s other service with the Company is terminated, for any reason, including death, any Incentives may be exercised or shall expire at such times as may be determined by the Committee in its sole discretion in the agreement evidencing an Incentive.  Notwithstanding the other provisions of this Section 11.4, upon a participant’s termination of employment or other service with the Company and all subsidiaries, the Committee may, in its sole discretion (which may be exercised at any time on or after the date of grant, including following such termination), cause options and SARs (or any part thereof) then held by such participant to become or continue to become exercisable and/or remain exercisable following such termination of employment or service, and restricted stock awards, performance shares and stock awards then held by such participant to vest and/or continue to vest or or become free of transfer restrictions, as the case may be, following such termination of employment or service, in each case in the manner determined by the Committee; provided, however, that no option or SAR may remain exercisable or continue to vest beyond the earlier of (i) the latest date upon which the Incentive could have expired by its original terms, and (ii) the tenth (10th) anniversary of the original date of grant.  Any incentive stock option that remains unexercised more than one (1) year following termination of employment by reason of death or disability or more than three (3) months following termination for any reason other than death or disability will thereafter be deemed to be a non-qualified stock option.  Further, this Section 11.4 shall be administered in compliance with Code Section 409A and the notices, regulations and other guidance of general applicability issued thereunder.

11.5     Additional Conditions.  Notwithstanding anything in this Plan to the contrary:  (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of award of any Incentive or the issuance of any shares of Common Stock pursuant to any Incentive, require the recipient of the Incentive, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Incentive or the shares of Common Stock issued pursuant thereto for his or her own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive or the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Incentive, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions unacceptable to the Company.  Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and a participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to any Incentives granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and any applicable state or foreign securities laws or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body which the Committee, in its sole discretion, deems necessary or advisable.  The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

11.6.   Adjustment. In the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, there shall be substituted for each of the shares of Common Stock then subject to the Plan, including shares subject to restrictions, options, or achievement of performance share objectives, the number and kind of shares of stock or other securities to which the holders of the shares of Common Stock will be entitled pursuant to the transaction. In the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the Common Stock, the number of shares of Common Stock then subject to the Plan, including shares subject to restrictions, options or achievements of performance shares, shall be adjusted in proportion to the change in outstanding shares of Common Stock. In the event of any such adjustments, the purchase price of any option, the performance objectives of any Incentive, and the shares of Common Stock issuable pursuant to any Incentive shall be adjusted as and to the extent appropriate, in the discretion of the Committee, to provide participants with the same relative rights before and after such adjustment.

11.7.   Incentive Plans and Agreements. Except in the case of stock awards or cash awards, the terms of each Incentive shall be stated in a plan or agreement approved by the Committee. The Committee may also determine to enter into agreements with holders of options to reclassify or convert certain outstanding options, within the terms of the Plan, as Incentive Stock Options or as non-statutory stock options and in order to eliminate SARs with respect to all or part of such options and any other previously issued options.

11.8.   Withholding.

(a) The Company shall have the right to withhold from any payments made under the Plan or to collect as a condition of payment, any taxes required by law to be withheld. At any time when a participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with a distribution of Common Stock or upon exercise of an option or SAR, the participant may satisfy this obligation in whole or in part by electing (the “Election”) to have the Company withhold from the distribution shares of Common Stock having a value up to the minimum amount of withholding taxes required to be collected on the transaction. The value of the shares to be withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined (“Tax Date”).

(b) Each Election must be made prior to the Tax Date. The Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Incentive that the right to make Elections shall not apply to such Incentive. An Election is irrevocable.

11.9.   No Continued Employment, Engagement or Right to Corporate Assets. No participant under the Plan shall have any right, because of his or her participation, to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation. Nothing contained in the Plan shall be construed as giving an employee, a consultant, such persons’ beneficiaries or any other person any equity or interests of any kind in the assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person.

11.10. {this item DELETED}

11.11.      Amendment of the Plan. The Board may amend or discontinue the Plan at any time. However, no such amendment or discontinuance shall change or impair, without the consent of the recipient, an Incentive previously granted. Further, no such amendment shall, without approval of the shareholders of the Company, (a) increase the maximum number of shares of Common Stock which may be issued to all participants under the Plan, (b) change or expand the types of Incentives that may be granted under the Plan, (c) change the class of persons eligible to receive Incentives under the Plan, or (d) materially increase the benefits accruing to participants under the Plan.

11.12.      {this item DELETED}

11.13       Definition of Fair Market Value.  For purposes of this Plan, the “Fair Market Value” of a share of Common Stock at a specified date shall, unless otherwise expressly provided in this Plan, be the amount which the Committee or the Company’s board of directors determines in good faith in the exercise of its reasonable discretion to be one hundred percent (100%) of the fair market value of such a share as of the date in question; provided, however, that notwithstanding the foregoing, if such shares are listed on a U.S. securities exchange or are quoted on the Nasdaq National Market System, Nasdaq SmallCap Stock Market (“Nasdaq”), or the Over-The-Counter Bulletin Board (“OTCBB”), then Fair Market Value shall be determined by reference to the last sale price of a share of Common Stock on such U.S. securities exchange or Nasdaq, or the average of the bid and ask price on the OTCBB, on the applicable date.  If such U.S. securities exchange or Nasdaq is closed for trading on such date, or if the Common Stock does not trade on such date, then the last sale price used shall be the one on the date the Common Stock last traded on such U.S. securities exchange or Nasdaq.

11.14.      Breach of Confidentiality, Assignment of Inventions, or Non-Compete Agreements.  Notwithstanding anything in the Plan to the contrary, in the event that a participant materially breaches the terms of any confidentiality, assignment-of-inventions, or noncompete agreement entered into with the Company or any parent or subsidiary of the Company, whether such breach occurs before or after termination of such participant’s employment or other service with the Company or any subsidiary, the Committee in its sole discretion may immediately terminate all rights of the participant under the Plan and any agreements evidencing an Incentive then held by the participant without notice of any kind.

11.15.      Governing Law.  The validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Minnesota, notwithstanding the conflicts-of-law principles of Minnesota or any other jurisdiction.

11.16.      Successors and Assigns.  The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the participants in the Plan.